UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Silver Bay Realty Trust Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Introduction to Tricon American Homes

General You are advised to read this disclaimer carefully before reading, accessing or making any other use of the information included herewith. These materials are not an offer or the solicitation of an offer to purchase any securities or make any investment. This presentation includes information about Tricon Capital Group Inc. and its subsidiaries and investees (together, the “Company”) as of December 31, 2016, unless otherwise stated. All dollar amounts are expressed in U.S. Dollars unless otherwise stated. The Company measures the success of its business in part by employing several key performance indicators that are not recognized under IFRS. These indicators should not be considered an alternative to IFRS financial measures, such as net income. As non-IFRS financial measures do not have standardized definitions prescribed by IFRS, they are less likely to be comparable with other issuers or peer companies. A description of the non-IFRS measures used by the Company in measuring its performance is included in its Management Discussion and Analysis available on the Company’s website at www.triconcapital.com and on SEDAR at www.sedar.com. This presentation may contain information and statistics regarding the markets in which the Company and its investees operate. Some of this information has been obtained from market research, publicly available information and industry publications. This information has been obtained from sources believed to be reliable, but the accuracy or completeness of such information has not been independently verified by the Company and cannot be guaranteed. Forward-Looking Statements This presentation may contain forward-looking statements and information relating to expected future events and the Company’s financial and operating results and projections, including statements regarding the Company’s growth and investment opportunities and the performance goals and expectations of its investees, including, in particular, targeted returns, that involve risks and uncertainties. Such forward-looking information is typically indicated by the use of words such as “will”, “may”, “expects” or “intends”. The forward-looking statements and information contained in this presentation include statements regarding expected or targeted investment returns and performance including project timing; the ability of the Company to generate fee income from investments; the ability to attract third-party investment; the timing and availability of new investment opportunities; and expectations for the overall growth in the business. These statements are based on management’s current expectations, intentions and assumptions which management believes to be reasonable having regard to its understanding of prevailing market conditions and the current terms on which investment opportunities may be available. Projected returns are based in part on projected cash flows for incomplete projects. Numerous factors, many of which are not in the Company’s control, and including known and unknown risks, general and local market conditions and general economic conditions (such as prevailing interest rates and rates of inflation) may cause actual investment performance to differ from current projections. Accordingly, although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information. If known or unknown risks materialize, or if any of the assumptions underlying the forward-looking statements prove incorrect, actual results may differ materially from management expectations as projected in such forward-looking statements. Examples of such risks are described in the Company’s continuous disclosure materials from time-to-time, as available on SEDAR at www.sedar.com. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. 2

About Tricon Capital Group Inc. PRINCIPAL INVESTOR and ASSET MANAGER focused on the North American residential real estate industry $3.0 Billion Assets Under Management Founded in 1988 and listed on the TSX in 2010 Headquartered in Toronto with a Regional Office in San Francisco We invest our own capital into complementary and related housing verticals and when appropriate aim to leverage our own investment by raising third-party capital Equity-type financing for land development and homebuilding Gary Berman President & CEO David Berman Executive Chairman & Co-Founder Wissam Francis Chief Financial Officer Manufactured housing communities land lease Multi-family rental Jonathan Ellenzweig Managing Director David Veneziano Vice President & General Counsel Wojtek Nowak Director of Corporate Finance & Investor Relations 3 Our Team Single-family rental What We Do Who We Are Today

About Tricon American Homes Founded in 2012, Tricon American Homes is a leading owner and operator of single-family rental homes targeting the middle market. Over the past five years our strategic focus has not wavered – we are strong advocates and believers that the housing needs of working class Americans are not being adequately met by traditional homeownership and that high quality, institutionally managed rental homes fill a much needed gap in the housing spectrum TAH Business Strategy 4 Manage business through a vertically integrated operating platform headquartered in Orange County, California with approximately 260 employees nationwide Build a dedicated property management enterprise focused on customer service that motivates residents to stay in our homes and treat them like their own Buy homes in areas with high homeownership rates – remove the stigma of rentership by integrating our residents with long-term homeowners Renovate all homes, agnostic of age, to a common aesthetic and quality standard Target homes and submarkets geared to the workforce with average rents of $1,000 - $1,600 Acquire, renovate and operate homes in attractive residential neighborhoods with desirable school districts, strong household income levels and in proximity to major employment centers

Experienced Leadership Team



Kevin Baldridge
President

Background: President of Irvine Company Apartment Communities; oversaw all aspects of a 50,000 unit portfolio of multi-family units in coastal California markets.

Education: Master of Finance and Accounting from the London School of Economics and a Bachelor of Economics from the University of California, Los Angeles.



Alan O'Brien
EVP Operations

Background: Has been with TAH or its predecessor / partner companies for over five years and previously worked at a variety of boutique real estate investment companies.

Education: Bachelor of Electronic Engineering from the University of Limerick in Ireland.



Kimberly Prendergast
SVP Accounting

Background: Served as Vice President of Apartment Accounting for the Irvine Company.

Education: Bachelor of Accounting from the Carroll School of Management at Boston College.



Bill Richard
SVP Asset Management

Background: 15 years of experience in finance, asset and risk management at TAH. Founding executive of True Investments, where he served as Senior Vice President over Asset Management and Operations.

Education: Bachelor of Science Degree in Business Administration and Finance from San Diego State University.



Gregg Knutson
VP IT

Background: Worked in a variety of industries ranging from cloud-based software development, to law enforcement, public transportation, accounting and electronic component distribution.

Education: Bachelor of Science in Computer Science from Brigham Young University.



Sherrie Suski
SVP Human Resources

Background: Led all administrative functions, including human resources for numerous start-ups and mature companies.

Education: Master's degree from California State Long Beach and a bachelor's degree from University of California Irvine.



Randy Hagedorn
SVP Acquisitions

Background: Extensive multifamily and single family acquisitions background and most recently served as director of acquisitions for Broadtree Homes.

Education: MBA from Cornell University, JD from University of Minnesota and bachelor's degree from University of Utah.

5

Operational Summary TAH has a staff of 261 people across eight major operational functions 6 OFFICE HEADCOUNT BY Atlanta: 25 Charlotte: 37 Columbia: 7 Dallas: 18 Folsom: 16 S.E. Florida: 14 Houston: 11 Indianapolis: 8 Nevada: 4 Phoenix: 7 San Antonio: 1 S. California: 105 Tampa: 8 84 72 MaintenanceProperty &Management Construction LOCAL MARKET FIELD OFFICES 10 Acquisitions & Dispositions CHARLOTTE 3735 14 54 AccountingCall CorporateITHR CenterFinance & Asset Management ORANGE COUNTY

History and Evolution of our Business Since acquiring our first home in April 2012, we have chosen a path of measured growth, which has allowed us to maintain a focus on operations and cash flow generation Securitization 8,018 8,006 7,765 5,163 4,682 3,858 2,835 1,794 Q1 '13 Q2 '13 1 5 Q4 '15 Q2 '16 Atlanta 7 Tampa & Indianapolis Dallas-Fort Worth & Columbia Houston Las Vegas & San Antonio Charlotte Northern California, Southern California, Phoenix Closed 2nd '16 Q3 '16 Q4 Open new HQ in Orange County, California 7,193 7,603 Q1 '16 Closed 1st Securitization / Acquire ~1,400 Unit Portfolio 6,5136,827 Q2 '15 Q3 '15 Asset and Property Management Internalized 4 4,991 Q4 '14 Q1 '1 Credit Facility Increased to $400 mm 4,274 '14 Q2 '14 Q3 ' Closed $150 mm Dedicated Credit Facility Credit Facility Increased to $250 mm 2,456 3,256 Q3 '13 Q4 '13 Q1 Acquire 550 Unit Portfolio 605 Q3 '12 1,504 Q4 '12 Southeast Florida & Reno Initial Capital Raise for SFR Strategy 148 Q2 '12

Combination of SFR Leaders Combined (As of Q4 2016) Homes Owned 7,765 9,044 16,809 Average Home Size 1,526 1,650 1,593 In-Place Occupancy 95.6% 96.7% 96.2% Annualized Turnover 26.8% 29.5% 28.3% Average Monthly Rent $1,227 $1,205 $1,215 Average Rent Per Foot $0.80 $0.73 $0.76 8

Complementary Footprint in High Growth Markets Reno, NV Total Homes: 251 TAH: 251 / SBY: - Columbus, OH Total Homes: 284 TAH: - / SBY: 284 Northern CA Total Homes: 1,012 TAH: 631 / SBY: 381 Indianapolis, IN Total Homes: 353 TAH: 353 / SBY: - Charlotte, NC Total Homes: 2,010 TAH:1,321 / SBY: 689 Las Vegas, NV Total Homes: 585 TAH: 295 / SBY: 290 Columbia, SC Total Homes: 426 TAH: 426 / SBY: - Southern CA Total Homes: 279 TAH: 279 / SBY: - Atlanta, GA Total Homes: 4,011 TAH: 1,062 / SBY: 2,949 Phoenix, AZ Total Homes: 1,831 TAH: 409 / SBY: 1,422 Tucson, AZ Total Homes: 209 TAH: - / SBY: 209 Dallas, TX Total Homes: 1,125 TAH: 614 / SBY: 511 Jacksonville, FL Total Homes: 451 TAH: - / SBY: 451 San Antonio, TX Total Homes: 204 TAH: 204 / SBY: - Houston, TX Total Homes: 820 TAH: 820 / SBY: - Tampa, FL Total Homes: 1,636 TAH: 500 / SBY: 1,136 Southeast, FL Total Homes: 800 TAH: 600 / SBY: 200 Orlando, FL Total Homes: 522 TAH: - / SBY: 522 9 1.As at 12/31/16 Combined Homes (1) > 1,000 Homes 500 – 1,000 Homes < 500 Homes

Important Information About the Transaction and Where to Find It In connection with the proposed transaction, the Silver Bay Realty Trust Corp. (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”), in connection with the solicitation of proxies for a meeting of Silver Bay’s stockholders to be called at a future date (the “meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail or otherwise furnish the Proxy Statement to each stockholder entitled to vote at the meeting. Stockholders are urged to read the Proxy Statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information about the proposed transaction and related matters. Stockholders may obtain, free of charge, copies of the Proxy Statement (if and when available) and any other documents filed by the Company with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov), from the Company’s website at www.silverbayrealtytrustcorp.com or by contacting the investor relations department of the Company at: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400. Participation in the Solicitation The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, which may be different than those of the Company’s stockholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. Company stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 which was filed with the SEC on February 26, 2016, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on April 4, 2016, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the transaction will be included in the Proxy Statement relating to the transaction when it is filed with the SEC. Disclosure Regarding Forward-Looking Statements Certain statements made in this communication may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts are forward-looking statements within the meaning of these laws. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or similar expressions. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the timeline for closing the transactions contemplated in the Merger Agreement, the market for the Company’s single-family homes, demand in the real estate market in which it operates, competitive conditions and general economic conditions. These assumptions could prove inaccurate. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, the following:

• The occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; The inability to complete the proposed transaction due to the failure to obtain Company stockholder for the proposed merger or the failure to satisfy other conditions of the proposed transaction within the proposed timeframe or at all; • Disruption in key business activities or any impact on the Company’s relationships with third parties, including vendors and residents, as a result of the announcement of the proposed transaction; • • The inability of the Tricon parties to obtain adequate financing to complete the proposed merger; • The failure of the proposed merger to close for any reason; • Risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; The outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; • • The risk that the pendency of the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed transaction; • The amount of the costs, fees, expenses and charges related to the proposed transaction; • Real estate appreciation or depreciation in the Company’s markets and the supply of single-family homes in the Company’s markets; • General economic conditions in our markets, such as changes in employment and household earnings and expenses or the reversal of population, employment, or homeownership trends in our markets that could affect the demand for rental housing; • Uncertainties associated with the global capital markets, including the continued availability of traditional sources of capital and liquidity and related factors;

• The Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; • The Company LP’s ability to continue to be treated as a partnership under the Internal Revenue Code; • The effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with theSEC; and • Other factors, including the risk factors discussed in Item 1A of the Company’s Form 10-K. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.